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                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM 8-K
                               CURRENT REPORT
   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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       Date of Report (Date of earliest event reported): July 8, 1998

                    Merry Land & Investment Company, Inc.
           (Exact name of registrant as specified in its charter)

                       Georgia                           001-11081
   (State or other jurisdiction of incorporation) (Commission File Number)

                                 58-0961876
                        (I.R.S. Employer I.D. Number)

                624 Ellis Street, Augusta, Georgia       30901
             (Address of principal executive offices) (Zip Code)

      Registrant's telephone number, including area code: 706/722-6756

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        (Former name or former address, if changed since last report)
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                             Filed: July 13, 1998

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        ITEM 5. OTHER EVENTS. On July 8, 1998, Merry Land & Investment Company,
Inc. ("Merry Land"), a Georgia corporation, and Equity Residential Properties Trust ("EQR"), a Maryland real estate investment trust, entered into an Agreement and Plan of Merger dated as of July 8, 1998, pursuant to which Merry Land will merge with and into EQR (the "Merger"). Pursuant to the Merger, the shares of common stock of Merry Land issued and outstanding immediately prior to the Merger will be converted into 0.53 of a common share of beneficial interest of EQR. Merry Land's preferred stock will be converted into preferred shares of beneficial interest of EQR with the same terms and preferences, subject to certain adjustments to the conversion prices of Merry Land's convertible preferred stock in accordance with its terms. Immediately prior to the consummation of the Merger, Merry Land will distribute to its common shareholders all of the common stock of a corporation or business trust to be formed which will own and operate certain of Merry Land's assets following the Merger (the "Spin-Off"). Consummation of the Merger and Spin-Off is subject to the approval of the Merger by the shareholders of Merry Land and EQR and to specified closing conditions.


        ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS. The Company is filing with this current report copies of the following documents.

           (c) Exhibits.

                (2) Agreement and Plan of Merger between Equity Residential Properties Trust and Merry Land & Investment Company, Inc. dated as of
July 8, 1998.




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                                  SIGNATURE

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.






                                          Merry Land & Investment
                                          Company, Inc. (Registrant)


                                          By: /s/ Dorrie E. Green
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                                              Dorrie E. Green
                                              As Its Vice President

Dated: July 10, 1998



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